Exhibit (h)(21)

FUND PARTICIPATION AGREEMENT
THIS AGREEMENT, made as of May 1, 2023, by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), LINCOLN FINANCIAL DISTRIBUTORS, INC., a Connecticut corporation (“Distributor”), LINCOLN FINANCIAL INVESTMENTS CORPORATION, a Tennessee corporation (“Adviser”), and PROTECTIVE LIFE INSURANCE COMPANY (“Company”), a Tennessee corporation.
WHEREAS, the Trust is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (“1940 Act”) as an open-end, diversified management investment company;
WHEREAS, the Trust is organized as a series fund comprised of separate investment, series, including each Fund;
WHEREAS, the Trust was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts offered by life insurance companies through separate accounts of such life insurance companies and also may offer its shares to certain qualified pension and retirement plans;
WHEREAS, the Trust operates under an order from the SEC, dated June 4, 2007 (File No. 812-13287) (“Order”), granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts (“Participating Insurance Companies”) and qualified pension and retirement plans outside the separate account context and any other trust, plan, account, contract or annuity trust that is within the scope of Treasury Regulation §1.817.5(f)(3)(iii) (collectively, the “Plans”);
WHEREAS, the Company has established or will establish one or more separate accounts (“Separate Accounts”) to offer variable annuity contracts and/or variable life contracts (“Variable Contracts”), set forth on Exhibit B, and it seeks to have each Fund serve as certain of the underlying funding vehicles for such Variable Contracts;
WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940;
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”);
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Fund shares to serve as investment options under the Variable Contracts and each Fund is authorized to sell such shares to the Company at net asset value (“NAV”); and
WHEREAS, the Parties anticipate being able to use the services of the National Securities Clearing Corporation (“NSCC”) for certain trades in the LVIP Funds placed on behalf of certain Separate Accounts.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Distributor and the Adviser agree as follows:
Article I.
SALE OF FUND SHARES
I.1.
The Trust agrees to make available to the Separate Accounts shares of each Fund as listed in Exhibit A for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in Fund’s Prospectus.
I.2.
The Trust agrees to sell to the Company those Fund shares which the Company orders, executing such orders on a daily basis at the NAV next computed after receipt by the Trust or its designee of the order.  For purposes of this Section, the Company shall be the designee of the Trust for receipt of such orders from the Company and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice on the next Business Day (“Day 2”) of such order as set forth in Section 1.7.  "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Funds calculate their net asset value pursuant to the rules of the SEC.
I.3.
The Trust agrees to redeem for cash, on the Company’s request, any full or fractional Fund shares held by the Company, executing such requests on a daily basis at the NAV next computed after receipt by the Trust or its designee of the request for redemption.  For purposes of this Section, the Company shall be the designee of the Trust for receipt of requests for redemption from the Company and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice on Day 2 of such request for redemption as set forth in Section 1.7.
I.4.
The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Fund.  The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund’s shares in additional shares of the Fund.  The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.  The Company reserves the right to revoke this election by written notice to the Trust.
I.5.
The Trust shall make the NAV per share for the selected Fund(s) available to the Company on a daily basis as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 6:30 p.m. Eastern time.  In the event of an error in the computation of a Fund’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the Distributor or the Fund shall promptly notify the Company as soon as possible after discovery of the error.  Such notification may be verbal, but shall be confirmed promptly in writing.  A pricing error shall be corrected in accordance with the Fund’s policy for correction of pricing errors (“Pricing Policy”); provided such Pricing Policy meets the requirements of the 1940 Act and any views expressed by the SEC staff.   If an adjustment is necessary to correct a material error which has caused Variable Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Variable Contract owners will be adjusted and the amount of any underpayments shall be credited by the Distributor to the Company for crediting of such amounts to the applicable Variable Contract owners accounts.  Upon notification by the Distributor of any overpayment due to a material error, the Company shall promptly remit to the Distributor any overpayment that has not been paid to the Variable Contract owners.  A pricing error shall be deemed to be “materially incorrect” or constitute a “material error” in accordance with the Fund’s Pricing Policy for purposes of this Agreement.  The standards set forth in this Section are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement.  In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
I.6.
At the end of each Business Day, the Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day.  Using these unit values, the Company shall process each such Business Day’s Separate Account transactions based on requests and premiums received by it by the time as of which the Fund calculates its share price as disclosed in the Fund’s prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) to determine the net dollar amount of the Fund shares which shall be purchased or redeemed at that day’s closing NAV per share. The net share purchase or redemption orders so determined shall be transmitted to the Trust by the Company on Day 2 as set forth in Section 1.7.
I.7.
Submission of LVIP Fund Trades
(a)
NSCC Trades.  Company will communicate to the Trust purchases and redemptions of units of the Funds through the National Securities Clearing Corporation (“NSCC”) by NSCC Cycle 8.  If the NSCC is unavailable for any reason, and Company is unable to communicate such orders by NSCC Cycle 8, it shall follow the procedure for manual trades set forth herein in Section 1.7(c).
(b)
To the extent that trades are submitted by NSCC, the Rules & Procedures Manual of the NSCC, as amended from time to time, are hereby made a part of this Agreement as it fully set forth herein and shall be a part of each trade cleared.
(c)
Manual Trades. In the event that the NSCC should become unavailable for any reason for submission of Fund trades ordinarily submitted through the NSCC, the Parties agree to that Company will communicate the purchases and redemptions of units of Funds through a trade file in a mutually agreed upon format, submitted via email by 8:00 AM, Eastern Time, on Day 2.  For Separate Accounts that do not submit trades through NSCC, the Parties agree that Company will communicate the purchases and redemptions of units of Funds through a trade file in a mutually agreed upon format, submitted via SFTP by 9:00 AM, Eastern Time, on Day 2.

I.8.
For manual and direct-feed trades, if the Company’s order requests the net purchase of the Trust shares, the Company shall pay for such purchase by wiring federal funds to the Trust or its designated custodial account on the day the order is actually transmitted by the Company by the close of the Federal Reserve wire system.  For manual and direct-feed trades, if the Company’s order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Trust shall wire the redemption proceeds to the Company on the day the order is actually received by the Trust by the close of the Federal Reserve wire system.  If the Company’s order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by the Distributor, the Trust shall so apply such proceeds on the same Business Day that the Company transmits such order to the Trust.  Payment for trades through the NSCC will be settled through the NSCC.  The Company shall notify the Distributor at least five days in advance of a single purchase, redemption or exchange order for one million dollars ($1,000,000) or more of which it has prior knowledge.
I.9.
Notwithstanding Section 1.8, the Trust reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder.
I.10.
The Trust agrees that all Fund shares will be sold only to Participating Insurance Companies which have agreed to purchase Fund shares to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986 (“Code”) and Treasury Regulation 1.817-5.  Fund shares will not be sold directly to the general public.
I.11.
The Trust may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of the shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of each Fund.
Article II.
REPRESENTATIONS AND WARRANTIES
II.1.
The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the state in which it is organized and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the 1934 Act.
II.2.
The Company represents and warrants that it has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.  The Company represents and warrants that interests in the Separate Account under the Variable Contracts will be registered under the Securities Act of 1933 (“1933 Act”) unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.
II.3.
The Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.
II.4.
The Company represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of each Fund as required to be delivered under applicable federal or state law in connection with the offer, sale or acquisition of the Variable Contracts.
II.5.
The Trust represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and shall be duly authorized for issuance and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares.  The Trust shall amend its registration statement under the 1933 Act and the 1940 Act as required in order to effect the continuous offering of Fund shares.
II.6.
The Trust represents and warrants that each Fund currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, and will notify the Company immediately upon having a reasonable basis for believing any Fund has ceased to comply will take reasonable steps to adequately diversify the Fund to achieve compliance within the grace period afforded by Regulation 1.817-5.
II.7.
The Trust represents and warrants that each Fund invested in by the Separate Account is currently qualified as a “regulated investment company” under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify the Company upon having a reasonable basis for believing any Fund has ceased to so qualify.
II.8.
The Company hereby consents to the use by the Trust of the name and telephone number of the Company and to the reference by the Trust to the relationship between the Company and the Trust as part of an informational page on the Trust’s site on the World Wide Web portion of the Internet.  The Company hereby further consents to the Trust’s establishing a link between the Trust’s site and the Company’s site from the same place that the Company is listed on the Trust’s site.  The Trust Company hereby consents to the use by the Company of the name and telephone number of the Trust and to the reference by the Company to the relationship between the Company and the Trust as part of an informational page on the Company’s site on the World Wide Web portion of the Internet.  The Trust Company hereby further consents to the Company’s establishing a link between the Trust’s site and the Company’s site from the same place that the Trust Company is listed on the Company’s site, including a link to the prospectus and statement of additional information of the Fund.
II.9.
The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware.
II.10.
The Trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
II.11.
The Adviser represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the applicable laws of the State of Tennessee and any applicable state and federal securities laws.
II.12.
The Distributor represents and warrants that it is registered as a broker-dealer and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the applicable laws of the State of Connecticut and any applicable state and federal securities laws.
II.13.
Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.
II.14.
The Company represents and warrants that all orders for the purchase and sale of Fund shares submitted to the Trust (or counted by the Company in submitting a net order under this Agreement) will have been received in good order by the Company prior to the time as of which the Fund calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Fund (the “trading deadline”), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of the Company as described under Rule 6e-3(T)(b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).  The Company will, upon reasonable request, certify to the Trust and the Distributor that the Company is in compliance with this Section.
II.15.
The Company represents and warrants that it has implemented policies and procedures reasonably designed to guard against money laundering activities, to detect and report suspicious activities and to comply with the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any and all related regulations. In this regard, (a) to the extent required by law, the Company or its agents have obtained and will obtain in the future, evidence that satisfactorily establishes the identity of each of its Contract owners; (b) such information will be made available to the Trust and the Distributor or their agents upon their reasonable request for regulatory purposes; and (c) the Company will identify any suspicious transactions to the Trust and the Distributor.

Article III.
   TRUST DOCUMENTS; PROXY STATEMENTS
III.1.
The Trust shall prepare and file with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust.
III.2.
The Trust is responsible for preparing, filing and providing the following “Trust Documents,” as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A:
(a)
Summary Prospectus for each of the Funds;
(b)
Statutory Prospectus for each of the Funds;
(c)
Statement of Additional Information (“SAI”) for each of the Funds;
(d)
Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Funds (together, the “Shareholder Reports” that are referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders).
(e)
Complete Fund Holdings From the Shareholder Reports Containing a Summary Schedule of Investments (the “Complete Fund Holdings”); and
(f)
Fund Holdings For Most Recent First and Third Fiscal Quarters (and together with the Complete Fund Holdings, the “Fund Holdings”).
Or such future Trust Documents as may be required under applicable federal securities laws.
III.3.
The Trust shall provide the Summary Prospectus and Statutory Prospectus for the Funds to the Company (or its designee) no later than 5 business days prior to May 1 of each year (to facilitate the required website posting) and provide updated versions as necessary, in order to facilitate a continuous offering of the Trust’s securities and the Variable Contracts.
III.4.
The Trust shall provide the Shareholder Reports and the Fund Holdings to the Company (or its designee) on a timely basis (to facilitate the required website posting) but no later than 5 business days before the date each time that the Shareholder Reports and Fund Holdings are required to be posted by Rule 30e-3.
III.5.
The Trust shall provide the Trust Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:
(a)
are both human-readable and capable of being printed on paper in human- readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A);
(b)
permit persons accessing the Statutory Prospectus and SAI for the Funds to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A);
(c)
are compliant with applicable provisions of the Americans with Disabilities Act; and
(d)
permit persons accessing the Trust Documents to permanently retain, free of charge, an electronic version of such Documents that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).
III.6.
The Company or its designee shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Trust Documents are publicly accessible and free of charge at that website, in accordance with the conditions set forth in that paragraph, provided that the Trust fulfills its obligations under this Article III and such webhosting requirements remain in place under current federal securities law.
III.7.
The Company shall ensure that a Summary Prospectus for the Funds is used, in accordance with paragraph (j)(1)(ii) of Rule 498A.
III.8.
The Trust shall be responsible for the content and substance of the Trust Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Trust Documents. Without limiting the generality of the foregoing in any manner, the Trust shall be responsible for ensuring that the Trust Documents as provided to the Company:
(a)
Meet the applicable standards of the 1933 Act, the 1934 Act; the 1940 Act; and all rules and regulations under those Acts; and
(b)
Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
III.9.
The Trust shall:
(a)
At Company’s expense, as the Company or its agents may reasonably request from time to time, provide the Company or its agents with sufficient paper copies of the then current Trust Documents, so that the Company or its agents may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners (in order to comply with the requirements of paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A). Such Company or agent requests shall be fulfilled reasonably promptly, but in no event more than three (3) business days after the request from the Company or its agent is received by either the Trust or the Distributor.
(b)
Alternatively, if requested by the Company in lieu thereof, the Trust or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Trust Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Trust Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Trust.
III.10.
The Trust will bear the printing and mailing costs associated with the delivery of  current proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes) to existing Variable Contract owners of the Company who are invested in the Trust.  The Company will submit any bills for printing, duplicating and/or mailing costs, relating to the Trust documents described above, to the Trust for reimbursement by the Trust.  The Company shall monitor such costs and shall use its best efforts to control these costs.  The Trust will provide Company with copies of current proxy materials suitable for printing with respect to existing Contract owners who are prospective purchasers of the Trust and with respect to prospective Variable Contract owners of the Company. The Company will pay all the expenses for printing and mailing these documents.
III.11.
The Trust will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Fund after the filing of each such document with the SEC or other regulatory authority.  The Company will upon request make available to the Trust at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all material amendments or supplements to any of the above that relate to a Separate Account after the filing of each such document with the SEC or other regulatory authority.
III.12.
The Company agrees that it will cooperate with the Distributor and the Trust by providing to the Distributor and the Trust, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed by  Separate Accounts and whether the Separate Accounts are registered or unregistered under the 1940 Act and any other information pertinent to enabling the Distributor and the Trust to pay registration or other fees with respect to the Trust shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify Trust shares under any applicable laws, rules or regulations in a timely manner.
III.13.
Except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the prospectus or statement of additional information for the Trust.  Also, except with respect to information regarding the Trust, Distributor, Adviser or the Fund provided in writing by the Trust, Distributor or Adviser, neither the Trust, the Distributor nor Adviser are responsible for the content of the prospectus or statement of additional information for the Variable Contracts.

Article IV.
SALES MATERIALS; PRIVACY
IV.1.
The Company will furnish, or will cause to be furnished, to the Trust and the Distributor, each piece of sales literature or other promotional material in which the Trust, the Distributor or Adviser is named, at least ten (10) Business Days prior to its intended use.  No such material will be used if the Trust or the Distributor objects to its use in writing within ten (10) Business Days after receipt of such material.
IV.2.
The Trust and the Distributor will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use.  No such material will be used if the Company objects to its use in writing within ten (10) Business Days after receipt of such material.
IV.3.
The Trust and its affiliates and agents shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or educational or other promotional material approved by the Company or its designee, except with the written permission of the Company.
IV.4.
The Company and its affiliates and agents shall not give any information or make any representations on behalf of the Trust or a Fund or concerning the Trust or a Fund other than the information or representations contained in a registration statement or prospectus for the Trust, as such registration statement and prospectus, or in sales literature or other educational or promotional material approved by the Trust or its designee, except with the written permission of the Trust.
IV.5.
Subject to law and regulatory authority, each party to this Agreement shall treat as confidential all information pertaining to the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.  Each party shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.  The provisions of this Section shall survive the termination of this Agreement.
IV.6.
Except as provided in Section 4.7 below, neither party shall disclose to any third party any confidential information obtained under this Agreement.  For purposes of this Agreement, confidential information includes, without limitation, information about the business operations of the parties; and financial information, methods, plans, techniques, processes, and trade secrets, regardless of whether any such information would be considered material under the federal securities laws. Each party shall use confidential information only in furtherance of performing its duties hereunder and shall maintain policies and procedures reasonably designed to prevent its unauthorized disclosure.  For the sake of clarity, confidential information does not include information that (1) is, or becomes, public knowledge through no act or failure to act of the receiving party, its employees, or its agents, (2) is publicly available, (3) is lawfully obtained by the receiving party from a third party not known by the receiving party after reasonable inquiry to have an obligation to maintain the confidentiality of such information, (4) is independently developed by the receiving party from sources or through persons that receiving party can demonstrate had no access to the information of the disclosing party, or (5) is otherwise in the possession of the receiving party, or becomes available to the receiving party, without confidentiality restrictions.
IV.7.
A party may disclose confidential information to a third party: (i) with the prior written consent of the other party; (ii) as required by applicable federal or state law, regulation, court order, or the rules and regulations or request of any governmental or self-regulatory body or official having jurisdiction over such party; or (iii) to its associates, delegates and other agents who reasonably require access to such information in order to provide the services contemplated by this Agreement.
Article V.
POTENTIAL CONFLICTS
V.1.
The Board of Trustees of the Trust (the “Board”) will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the Trust.  A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Trust are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.
V.2.
The Company will report any potential or existing conflicts to the Board.  The Company will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the Trust on May 11, 2007 (the “Notice”) (Investment Company Act Release No. IC-27821), by providing the Board with all information reasonably necessary for it to consider any issues raised.  This responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever Variable Contract owner voting instructions are disregarded by the Company.  These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.
V.3.
If a majority of the Trust’s Trustees or a majority of its disinterested trustees (“Independent Trustees”) determines that a material irreconcilable conflict exists, affecting the Company, the Company, at its expense and to the extent reasonably practicable (as determined by a majority of Independent Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, which may include: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust or another investment company, (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, (c) offering to the affected Variable Contract owners the option of making such a change, and (d) establishing a new registered management investment company or managed separate account.  If a material irreconcilable conflict arises because of the Company’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Trust, to withdraw its Separate Account’s investment in the Trust, and no charge or penalty will be imposed as a result of such withdrawal.  The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.
For the purposes of this Section, a majority of the Independent Trustees shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Variable Contract.  Further, the Company shall not be required by this Section to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.
V.4.
The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to the Company.
V.5.
No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions.  Such reports, materials, and data shall be submitted more frequently if the Board deems appropriate.
Article VI.
VOTING
VI.1.
To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule    6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever Trust shall have a meeting of shareholders of any series or class of shares, the Company shall:
(a)
Solicit voting instructions from Variable Contract owners;
(b)
Vote Trust shares held in each Separate Account at such shareholder meetings in accordance with instructions received from Variable Contract owners;
(c)
Vote Trust shares held in each Separate Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Trust shares for which it has received timely instructions; and
(d)
Vote Trust shares held in its general account in the same proportion as it votes the applicable series or class of Trust shares held by the Separate Accounts for which it has received timely instructions.
Except with respect to matters as to which the Company has the right under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act to vote Trust shares without regard to voting instructions from Variable Contract owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Variable Contract owners) of matters put before the shareholders or a vote recommended by Trust Board.  The Company shall be responsible for assuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The Trust shall notify the Company of any changes to the Order or conditions.  Notwithstanding the foregoing, the Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.
VI.2.
If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.
Article VII.
  Variable conract owners AND TRANSACTION INFORMATION.
VII.1.
Agreement to Provide Information.  Company agrees to provide each Fund, upon written request (which may include electronic writings and facsimile transmissions, a "Request"), the taxpayer identification number (the “TIN“), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII“), if known, of any or all Variable Contract owners who have purchased, redeemed, transferred or exchanged Shares held through an Account with Company during the period covered by the Request and the amount, date, name or other identifier of any investment professionals associated with the Variable Contract owners or Accounts (if known), and the transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares.
(a)
Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the Request for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the Request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of its Shares.
(b)
Form and Timing of Response. Company agrees to transmit the requested information that is on Company’s books and records to the Fund or its designee promptly, but in any event not later than 10 Business Days after receipt of a Request.
(c)
 Limitations on Use of Information. Distributor agrees, on behalf of itself and the Fund, not to use the information received for marketing or any other similar purpose without Company’s prior written consent.
VII.2.
Agreement to Restrict Trading. Company agrees to execute a Request from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Variable Contract owner that has been identified by the Fund as having engaged in transactions in Shares (directly or indirectly through an Account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of its Shares.
(a)
Form of Instructions. Such Request must include the TIN, ITIN or GII if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Variable Contract owners or Accounts or other agreed upon information to which the instruction relates.
(b)
Timing of Response. Company agrees to execute the Request as soon as reasonably practicable, but not later than five Business Days after Company’s receipt of the instructions.
(c)
Confirmation. Company agrees to provide written confirmation to the Fund as soon as reasonably practicable that the Request has been executed, but not later than 10 Business Days after the Request has been executed.
VII.3.
Share Holdings Through Indirect Intermediaries. Company will use best efforts to determine, promptly upon the Request of the Fund, but not later than five Business Days after Company’s receipt of the Request, whether any specific person or entity about whom the Fund has received information pursuant to Section 8(a) of this Agreement is an "indirect intermediary" as defined in Rule 22c-2 under the 1940 Act ("Indirect Intermediary") and, upon further Request from the Fund, promptly (but not later than five Business Days after receipt of such Request) either:
(a)
provide (or arrange to have provided) the identification and transaction information set forth in Section 7.1 of this Agreement regarding such persons who hold Shares through the Indirect Intermediary; or
(b)
restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons. Company agrees to inform the Fund whether Company plans to perform (i) or (ii) above.
VII.4.
To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Report Format, or any other format acceptable to the Fund.
Article VIII.
anti-money laundering
VIII.1.
The Company shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act. In particular, the Company agrees that:
(a)
as part of processing an application for a Contract, it will verify the identity of applicants and, if an applicant is not a natural person, will verify the identity of prospective principal and beneficial owners submitting an application for a Contract;
(b)
as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify the identity of Contract Owners, including the identity of principal and beneficial owners of Contracts held by non-natural persons;
(c)
as part of processing an application for a Contract, it will verify that no applicant, including prospective principal or beneficial Contract Owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the Office of Foreign Asset Control (“OFAC”) list of such persons;
(d)
as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify that no Contract Owner, including a principal or beneficial Contract Owners, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the OFAC list of such persons;
(e)
it will ensure that money tendered to the Trust as payment for Trust shares did not originate with a bank lacking a physical place of business (i.e., a “shell” bank) or from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force; and
(f)
if any of the foregoing cease to be true, the Trust or its agents, in compliance with the USA Patriot Act or Bank Secrecy Act, may seek authority to block transactions in Account units arising from accounts of one or more such Contract Owners with the Company or of one or more of the Company’s accounts with the Trust;
(g)
The Trust and the Distributor shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.
Article IX.
  INDEMNIFICATION
IX.1.
Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Trust, the Distributor and the Adviser and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls the Trust, the Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of Sections 8.1 to 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(a)
Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund shares;
(b)
Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or Fund shares;
(c)
Arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust for inclusion therein by or on behalf of the Company;
(d)
Arise as a result of any failure by the Company to substantially provide the services and furnish the materials under the terms of this Agreement; or
(e)
Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.
IX.2.
The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.
IX.3.
The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action.
IX.4.
Indemnification by the Adviser.  The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of Sections 8.4 to 8.6) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(a)
Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund shares;
(b)
Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Trust, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Variable Contracts or Fund shares;
(c)
Arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Trust;
(d)
Arise as a result of a failure by the Trust to substantially provide the services and furnish the materials under the terms of this Agreement; or
(e)
Arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Trust.
IX.5.
The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company.
IX.6.
The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate at its own expense in the defense thereof.
IX.7.
The provisions of this Article IX shall survive the termination of this Agreement.
Article X.
TERM; TERMINATION
X.1.
This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.
X.2.
This Agreement shall terminate in accordance with the following provisions:
(a)
At the option of the Company or the Trust at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;
(b)
At the option of the Company or the Trust, if Fund shares are not reasonably available to meet the requirements of the Variable Contracts.  Prompt notice of election to terminate shall be furnished by the Company.  The termination will be effective ten days after receipt of notice unless the Trust makes available a sufficient number of Fund shares to reasonably meet the requirements of the Variable Contracts within the ten-day period;
(c)
At the option of the Company, upon the institution of formal proceedings against the Trust, the Distributor or Adviser by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company’s reasonable judgment, materially impair the Trust’s, the Distributor’s or the Adviser’s ability to meet and perform their respective obligations and duties hereunder.  Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;
(d)
At the option of the Trust, the Distributor or the Adviser, upon the institution of formal proceedings against the Company by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Trust’s reasonable judgment, materially impair the Company’s ability to meet and perform its obligations and duties hereunder.  Prompt notice of election to terminate shall be furnished by Trust with said termination to be effective upon receipt of notice;
(e)
At the option of the Company, in the event the Trust’s shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company.  Termination shall be effective immediately upon notice to the Trust;
(f)
At the option of the Trust if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Trust reasonably believes that the Variable Contracts may fail to so qualify.  Termination shall be effective upon receipt of notice by the Company;
(g)
At the option of the Company, upon the Trust’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Trust;
(h)
At the option of the Trust, upon the Company’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within ten days after written notice of such breach is delivered to the Company;
(i)
At the option of the Trust, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law.  Termination shall be effective immediately upon such occurrence without notice to the Company;
(j)
At the option of the Company in the event that any Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any Fund may fail to so qualify.  Termination shall be effective immediately upon notice to the Trust;
(k)
At the option of the Company in the event that any Fund fails to meet the diversification requirements specified in Article II hereof or if the Company reasonably believes that any Fund may fail to meet such diversification requirements.  Termination shall be effective immediately upon notice to the Trust; and
(l)
In the event this Agreement is assigned without the prior written consent of the Company, the Trust, the Distributor and the Adviser, termination shall be effective immediately upon such occurrence without notice.
X.3.
Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Trust shall, at the option of the Company, continue to make available additional Fund shares, as provided below, for so long as the Company desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (“Existing Contracts”).  Specifically, without limitation, if the Company so elects to make additional Fund shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the payment of additional premiums under the Existing Contracts.  In the event of a termination of this Agreement, the Company, as promptly as is practicable under the circumstances, shall notify the Trust, the Distributor and the Adviser whether the Company elects to continue to make Fund shares available after such termination.  If Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.
X.4.
Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to the Company’s assets held in the Separate Accounts or invested directly), and the Company shall not prevent Variable Contract owners from allocating payments to a Fund that was otherwise available under the Variable Contracts, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.
Article XI.
NOTICES
Any notice that is required to be given by one party to the other under the terms of this Agreement shall be given in writing and delivered to the other party at the applicable address below, which may be changed by the parties by written notice to the other party in accordance with this Article X.
If to the Trust:	Lincoln Variable Insurance Products Trust 150 N. Radnor Chester Road Radnor, PA 19087 Attn: Chief Counsel – Funds Management Email: Ronald.holinsky@lfg.com
If to the Distributor:	Lincoln Financial Distributors, Inc. 150 N. Radnor Chester Road Radnor, PA 19087 Attn: Legal Department
If to the Adviser:	Lincoln Financial Investments Corporation 150 N. Radnor Chester Road Radnor, PA 19087 Attn: Chief Counsel – Funds Management Email: Ronald.holinsky@lfg.com
If to the Company:
Protective Life Insurance Company
2801 Highway 280 South
Birmingham, AL 35223
Attention: Senior Vice President, Chief Product Officer

With a copy to:

Counsel – Variable Products
Protective Life Corporation
2801 Highway 280 South
Birmingham, AL 35223

Article XII.
MISCELLANEOUS
XII.1.
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
XII.2.
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
XII.3.
This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof.  It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.
XII.4.
The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund.  No Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund.  No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Fund.
XII.5.
Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
XII.6.
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
XII.7.
No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Trust, the Distributor, the Adviser and the Company;  provided, however, that the Adviser may from time to time update Exhibit A to this Agreement, with a copy to the Company in due course, to add a new Fund, delete an inactive or terminated Fund, or reflect the change of name of a Fund.  The establishment by the Company of an account in any Fund, whether or not as yet reflected on an updated Exhibit A, shall constitute the agreement by the Company and the Trust, the Distributor and the Adviser to be bound by the provisions of this Agreement with respect to that Fund.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST By: /s/ Bill Flory Name: Bill Flory Title: VP, Treasurer and CAO	LINCOLN FINANCIAL INVESTMENTS CORPORATION By: /s/ Benjamin Richer Name: Benjamin Richer Title: SVP, Head of Funds Management
LINCOLN FINANCIAL DISTRIBUTORS, INC. By: /s/ Thomas O’Neill Name: Thomas O’Neill Title: SVP	PROTECTIVE LIFE INSURANCE COMPANY By: /s/ Steve Cramer Name: Steve Cramer Title: Chief Product Officer – Retirement Division

Exhibit A
The currently available Funds of the Trust are:
1.
LVIP JPMorgan U.S. Equity Fund
2.
LVIP JP Morgan Small Cap Core Fund
3.
LVIP JPMorgan Mid Cap Value Fund
4.
LVIP JPMorgan Core Bond Fund

Exhibit B

All Protective Life Insurance Company Separate Accounts – All Contracts